   As filed with the Securities and Exchange Commission on July 6, 1999

                                                Registration No. 333-78251
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         NORTHROP GRUMMAN CORPORATION
            (Exact name of Registrant as specified in its charter)

            DELAWARE                                  95-1055798
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         JOHN H. MULLAN, ESQ., CORPORATE VICE PRESIDENT AND SECRETARY
                         NORTHROP GRUMMAN CORPORATION
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 553-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  COPIES TO:
                             John D. Hussey, Esq.
                              James M. Rene, Esq.
                    Sheppard, Mullin, Richter & Hampton LLP
                       333 South Hope Street, 48th Floor
                         Los Angeles, California 90071
                                (213) 620-1780

                                ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

  FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

                                ---------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

                                ---------------

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until our registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

           Prospectus, Subject to Completion, Dated July 6, 1999

                          Northrop Grumman Corporation
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262

                                 $1,500,000,000

                          Northrop Grumman Corporation

                                Debt Securities
                                Preferred Stock
                                  Common Stock
                      Warrants to Purchase Debt Securities
                     Warrants to Purchase Equity Securities

  You should read this prospectus and any supplement carefully before you invest.

  This prospectus describes debt and equity securities that we may issue and sell at various times:

    . our prospectus supplements will contain the specific terms of each issuance of debt or equity securities.

    . we can issue debt and equity securities with a total offering price of up to $1,500,000,000 under this prospectus.

    . we may sell the debt and equity securities to or through underwriters, dealers or agents. We also may sell debt and equity securities directly to investors.

  Our common shares are listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "NOC." The closing price of our common stock on July 2, 1999, was $67 3/4 per share. We will not sell any of the securities being offered without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities being offered. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance.

  Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  This Prospectus is dated            , 1999.

                             About This Prospectus

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt and equity securities described in this prospectus in one or more offerings for total proceeds of up to $1,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus supplement may add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading, "Where You Can Find More Information."

                          Northrop Grumman Corporation

   Northrop Grumman is an advanced technology company operating in the Integrated Systems and Aerostructures, Electronic Sensors and Systems, and Information Technology (Logicon) segments of a broadly defined aerospace industry. The Integrated Systems and Aerostructures segment includes the design, development and manufacturing of aircraft and aircraft subassemblies. The Electronic Sensors and Systems segment includes the design, development, manufacturing and integration of electronic systems and components for military and commercial use. The Information Technology (Logicon) segment includes the design, development, operation and support of computer systems for scientific and management information.

   We are the prime contractor for the B-2 bomber and the principal subcontractor to The Boeing Company on the F/A-18 program. We manufacture portions of the Boeing 737, 747, 757, 767 and 777 jetliners, the Gulfstream IV and V business jets, and the Boeing C-17 military transport. We are prime contractor for the E-8 Joint Surveillance Target Radar System also known as Joint STARS. We are also a major producer of airborne early warning and control systems, including the all-weather E-2C Hawkeye aircraft. Our Electronic Sensors and Systems segment's primary expertise is the ability to conceive, design, produce and support high performance sensors and intelligence systems operating in all environments from underseas to outer space. Programs in the Electronic Sensors and Systems segment include the AN/APG-66/68 airborne fire control radar aboard F-16 fighters; the AN/APG-77 radar system; the Longbow fire control radar; the Longbow missile for the AH-64 Apache attack helicopter, the AN/ALQ-135, an internally mounted radar jammer deployed on F-15 aircraft, the AN/ALQ-162 Shadowbox, a jammer built specifically to counter continuous wave radars, the ALQ-165 airborne self-protection jammer, the three-dimensional AN/TPS-70/75 radars and predecessor AN/TPS-43, and the ASR-12, a solid-state, new generation derivative of the ASR-9 terminal radar. Information Technology (Logicon) designs, develops, operates and supports computer systems for scientific and management information.

                                Use of Proceeds

   We will use the net proceeds from the sale of the debt and equity securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. If we identify a specific purpose for the net proceeds of an offering, we will describe that purpose in the applicable prospectus supplement.

                      Ratio of Earnings to Fixed Charges

   The following table shows ratios of earnings to fixed charges for each of the periods indicated.

                                        Years Ended December 31,
         Three Months Ended -------------------------------------------------
           March 31, 1999     1998      1997      1996      1995      1994
         ------------------ --------- --------- --------- --------- ---------
                3.6            2.2       3.2       2.4       3.6       1.7

   For purposes of calculating the above ratios:

  . earnings consist of income from continuing operations before income taxes, and

  . fixed charges consist of interest on all indebtedness, amortization of debt issuance costs, and the portion of rental expense we consider representative of an interest factor.

                        Description of Debt Securities

   As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. We will describe the particular terms of any series of debt securities, and the extent to which the general terms summarized below may apply, in the prospectus supplement relating to that series.

   We will issue senior debt securities and subordinated debt securities under separate indentures between us and The Chase Manhattan Bank, as trustee. We have summarized the material provisions of the indentures on the following pages. We filed the senior indenture and the form of subordinated indenture as exhibits to this registration statement and you should read the indentures for provisions that may be important to you. If you would like more information on these provisions, see "Where You Can Find More Information" on how to locate the indentures.

   If we use another trustee or another indenture for a series of debt securities, we will provide the details in a prospectus supplement. We will file the forms of any other indentures with the SEC at the time we use them.

Terms

   The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

  . the title and type of the debt securities;

  . whether the debt securities will be senior or subordinated debt securities and the terms of the subordination provisions;

  . any limit on the total principal amount of the debt securities;

  . the person who will receive interest payments on any debt securities if other than the registered holder;

  . the price or prices at which we will sell the debt securities;

  . the maturity date or dates of the debt securities;

  . the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

  . the dates on which interest will be payable and the related record dates;

  . whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of such payments;

  . the place or places of payments on the debt securities;

  . whether the debt securities are redeemable;

  . any redemption dates, prices, obligations and restrictions on the debt securities;

  . any mandatory or optional sinking fund or purchase fund or analogous provisions;

  . the denominations of the debt securities if other than $1,000 or multiples of $1,000;

  . the currency of principal and interest payments if other than US Dollars;

  . any provisions granting special rights if certain events happen;

  . any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  . any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than The Chase Manhattan Bank;

  . any conversion or exchange features of the debt securities;

  . whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  . any special tax implications of the debt securities;

  . the terms of payment upon acceleration; and

  . any other material terms of the debt securities.

   We may issue debt securities that are convertible into or exchangeable for our common stock or other securities, or the debt or equity of another company. If we issue these types of debt securities, we will provide additional information in a prospectus supplement.

   We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we must pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges which holders of debt securities must pay.

Denomination, Form, Payment and Transfer

   Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

   We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form without service charge, upon reimbursement of any taxes or government charges. You can make this transfer or exchange at the trustee's corporate trust office or at any other office we maintain for such purposes. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

   As a general rule, however, we will issue debt securities in book-entry form. This means that one or more permanent global certificates registered in the name of a depositary, or a nominee of the depositary, will represent the debt securities. Only persons who have accounts with depositaries, which are known as participants, or persons that may hold interests through participants, can have beneficial ownership interests in global certificates representing a series of debt securities. The depositary will maintain a computerized book-entry and transfer system that keeps track of the principal amounts of debt securities held in the accounts of participants. Participants keep records of the interests of their clients who have purchased debt securities through them. Beneficial ownership interests in debt securities issued in book-entry form may be shown only on, and may be transferred only through, records maintained by the depositary and its participants. Some states require that certain purchasers receive securities only in certificate form. These state laws may limit the ability of beneficial owners to transfer their interests.

   The Depositary Trust Company, or DTC, frequently acts as the depositary for debt securities. DTC is owned by a number of its participants and by the NYSE, AMEX and the NASD. The information below regarding DTC, which DTC provides, is included for informational purposes only. You should not treat it as a representation, warranty or contract modification of any kind. If we issue the debt securities of any series in book-entry form and the depositary is someone other than DTC, we will provide you with additional information in a prospectus supplement.

   DTC holds securities that its participants deposit. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC's book-entry system is also available to other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. DTC electronically records the settlement among participants of their securities transactions in deposited securities. Issuers make interest and principal payments to DTC, which in turn credits payments to participants' accounts according to their beneficial ownership interests as reflected in DTC's records. In addition, DTC currently assigns any voting rights to participants by using an omnibus proxy. These payments and voting rights are governed by the customary practices between the participants and holders of beneficial interests.

   DTC will be the sole owner of the global certificates. We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest due for the accounts of beneficial holders of interests in the global certificates. The global certificates representing a series of debt securities normally may not be transferred except by DTC to its nominees or successors in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days; or

  . we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Events of Default

   Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any issued debt securities:

  . failure to pay the principal or any premium on any debt security of that series when due;

  . failure for 30 days to pay interest on any debt security of that series when due;

  . failure to deposit any sinking fund payment on any debt security of that series when due;

  . failure to perform any other covenant in the indenture that continues for 90 days after we have been given written notice of such failure; or

  . the occurrence of events in bankruptcy, insolvency or reorganization.

   An event of default for one series of debt securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders' interests.

   If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, under a number of circumstances, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the acceleration of payment.

   The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series.

Subordination

   The subordinated debt securities will be subordinated and junior in right of payment to all our senior indebtedness to the extent set forth in the applicable prospectus supplement.

Conversion Rights

   We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They may also include provisions adjusting the number of shares of our common stock or other securities.

Certain Covenants

   Under the indenture, we will agree to the following:

   Limitations on Liens. The indenture restricts our ability and the ability of some of our subsidiaries to encumber assets. If we, or any restricted subsidiary, pledge or mortgage any of our property to secure any debt, then we will, unless an exception applies, pledge or mortgage the same property to the trustee to secure the debt securities for as long as such debt is secured by such property. Restricted subsidiary means one of our subsidiaries that has substantially all of its assets located in, or carries on substantially all of its business in, the United States.

   This restriction will not apply in various situations. We may encumber assets if the encumbrance is a permitted lien, as defined below, without regard to the amount of debt secured by the encumbrance. We may also encumber assets if the amount of all debt secured by encumbrances, other than certain permitted encumbrances, does not exceed the greater of $300,000,000 or 10% of our consolidated net tangible assets. Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities, goodwill, patents and trademarks. Permitted liens include:

  . liens on a corporation's property, stock or debt at the time it becomes a restricted subsidiary;

  . liens on property at the time we or a restricted subsidiary acquires the property;

  . liens securing debt owing by a restricted subsidiary to us or another restricted subsidiary;

  . liens existing at the time the indenture became effective;

  . liens on property of an entity at the time such entity is merged into or consolidated with us or a restricted subsidiary or at the time we or a restricted subsidiary acquire all or substantially all of the assets of the entity;

  . liens in favor of any governmental customer to secure payments or performance pursuant to any contract or statute, or to secure indebtedness we incur with respect to the acquisition or construction of the property subject to the liens, any related indebtedness, or debt guaranteed by a government or governmental authority; and

  . any renewal, extension or replacement for any lien permitted by one of the exceptions described above.

   Limitations on Sale Leaseback Arrangements. Except under various circumstances, the indenture also restricts our ability and the abilities of certain of our subsidiaries to enter into sale-leaseback transactions. Such an arrangement is permissible if we or our restricted subsidiary would be permitted to incur indebtedness secured by a principal property at least equal in amount to the attributable debt with respect to such arrangement. Sale-leaseback transaction means, subject to some exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfer a principal property to a person and contemporaneously lease it back from that person. Principal property means, with some exceptions, any manufacturing plant or facility located in the United States which we or one or more of our restricted subsidiaries owns, except any plant or facility which our board of directors determines is not of material importance to our total business. Attributable debt for a sale and leaseback transaction means the lesser of the fair value of such property as determined by our board of directors or the present value of the obligation of the lessee for net rental payments during the remaining term of the lease.

   Funded Debt of Restricted Subsidiaries. Except under various circumstances, the indenture restricts the ability of any restricted subsidiary to issue, assume or guarantee any funded debt unless the funded debt of all restricted subsidiaries does not exceed 10% of our consolidated net tangible assets. Funded debt means any indebtedness for money borrowed which matures more than one year from the date of its creation.

   The applicable indenture will not otherwise limit our ability to incur additional debt, unless we tell you this in a prospectus supplement.

Consolidation, Merger or Sale

   We may neither consolidate with nor merge into another corporation nor transfer all or substantially all of our assets to another corporation unless:

  . the successor corporation assumes all of our obligations under the debt securities and the indenture;

  . immediately following the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  . we have delivered to the trustee an officers' certificate and a legal opinion confirming that we have complied with the indenture.

Redemption, Sinking Fund and Defeasance

   We may redeem some or all of the debt securities at our option, subject to the conditions stated in the applicable prospectus supplement. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms.

   The indenture permits us to discharge or defease a number of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under various circumstances, if we defease a series of debt securities, we will no longer have a legal obligation to pay principal, interest and any premium on that series. We can defease one series of debt securities without defeasing any other series.

   Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would have to recognize gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not have to recognize gain or loss in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors should consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

   Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

   We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Governing Law

   New York law will govern the indentures and the debt securities.

Trustee

   The Chase Manhattan Bank will serve as trustee under each indenture. It is the trustee under the existing senior debt securities indenture pursuant to which our existing senior debt securities have been issued. If we use a different trustee for any debt securities, we will let you know in a prospectus supplement.

                         Description of Preferred Stock

   The following description discusses the general terms of the preferred stock which we may issue. The specific terms of the preferred stock have not been determined. The applicable Certificate of Designation to our Certificate of Incorporation and the Prospectus Supplement will describe the terms of the related series of preferred stock. We will provide you copies of these documents upon request.

   General. Our Certificate of Incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors may authorize the issuance of preferred stock in one or more series and may fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges.

   As of the date of this prospectus, no shares of preferred stock are outstanding, the board of directors has not provided for the issuance of any series of preferred stock, and there are no agreements or understandings for the issuance of any preferred stock, except for the issuance of Series A Junior Participating Preferred Stock in connection with preferred share purchase rights. These rights were declared as a dividend on our common stock outstanding in October, 1998, and common stock issued after that date.

   The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders of preferred stock will not have preemptive rights.

   You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

  . the title and stated value of the preferred stock being offered;

  . the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

  . the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

  . whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate;

  . the procedures for any auction and remarketing, if any, for the preferred stock being offered;

  . the provisions for a sinking fund, if any, for the preferred stock being offered;

  . the provisions for redemption, if applicable, of the preferred stock being offered;

  . any listing of the preferred stock being offered on any securities exchange or market;

  . the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  . the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable into debt or equity securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  . voting rights, if any, of the preferred stock being offered;

  . whether interests in the preferred stock being offered will be represented by depositary shares;

  . a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

  . the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs;

  . any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

  . any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

   Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

     (1) senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered;

     (2) on a parity with all equity securities issued by us other than those referred to in clauses (1) and (3) of this subheading; and

     (3) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered.

   Distributions. A prospectus supplement will describe the circumstances relating to distributions on our preferred stock. If our board of directors approves distributions, holders of our preferred stock of each series will be entitled to receive distributions out of our assets legally available for payment to stockholders. These distributions may be cash distributions, or distributions in kind or in other property. The prospectus supplement will describe the rates of the distributions and the dates we will make distributions. Each distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

   Redemption. A prospectus supplement may provide that the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part. The prospectus supplement will describe the terms, the times and the redemption prices of the preferred stock.

   Liquidation Preference. If we liquidate, dissolve or wind up our affairs, then, before we make distributions to holders of common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets, the holders of each series of preferred stock shall be entitled to receive liquidating distributions out of our assets legally available for distribution to stockholders. We will make liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets.

   If we liquidate, dissolve or wind up and we do not have enough legally available assets to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and other classes of capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   Voting Rights. Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as indicated in the applicable prospectus supplement.

   Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our Certificate of Incorporation if the amendment would:

     (a) increase or decrease the aggregate number of authorized shares of that series of preferred stock;

     (b) increase or decrease the par value of that series of preferred stock; or

     (c) alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely,

in which case the approval of proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

   Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. These terms will include the following:

     (a) the number of shares of common stock into which the shares of preferred stock are convertible;

     (b) the conversion price or the manner of calculating the conversion price;

     (c) the conversion date(s) or period(s);

     (d) provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; and

     (e) the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

   Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                          Description of Common Stock

   Our Certificate of Incorporation provides that we have authority to issue 200,000,000 shares of common stock, par value $1.00 per share. As of June 30, 1999, 69,409,822 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange.

   Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors.

   Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights.

   Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights. The registrar and transfer agent for our common stock is ChaseMellon Shareholder Services, L.L.C.

   Preferred Stock Purchase Rights. On September 16, 1998, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock. Each right, when it becomes exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, $1.00 per value per share, at a price of $250.00 per one one-thousandth of a preferred share, subject to adjustment. These rights attached to all certificates representing our common shares outstanding on October 2, 1998, and attach to common shares issued after that date until the distribution date described in the next sentence. No separate right certificates will be distributed. The rights will separate from our common shares on the distribution date. Distribution date means the date which is the earliest to occur of:

  . a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of our outstanding common shares, except pursuant to a permitted offer; or

  . 10 days, or such later date as our board of directors may determine, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group acquiring 15% of our outstanding voting power.

We may redeem the rights at the option of our board of directors for $0.01 per right at any time prior to the earlier of the expiration of the rights or on the date that a person or persons acquire 15% of our voting power. Our board of directors may amend the rights at any time without stockholder approval. The Rights will expire by their terms on October 31, 2008.

   Some Important Charter and Statutory Provisions. Our Certificate of Incorporation provides for the division of our board of directors into 3 classes of directors, each serving staggered, 3-year terms. Our Certificate of Incorporation further provides generally that any alteration, amendment or repeal of the following sections of our Certificate of Incorporation requires the approval of the holders of at least 80% of our outstanding voting power, unless such action is approved by a majority of our board of directors:

     (a) the election and classification of the board of directors;

     (b) liability of directors; and

     (c) the vote requirements for amendments to our Certificate of Incorporation.

If any of these changes to our Certificate of Incorporation are approved by our Board of Directors, the approval of a majority of our outstanding voting power is required to make these changes effective.

   These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or our management.

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     (1) prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     (2) when the transaction that resulted in such person becoming an interested stockholder is completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

     (3) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

   A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation's outstanding voting stock.

                            Description of Warrants

   General. We may issue warrants to purchase our debt or equity securities. We may issue warrants independently or together with any offered securities and may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  . the title of the warrants;

  . the designation, amount and terms of the securities for which the warrants are exercisable;

  . the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  . the price or prices at which the warrants will be issued;

  . the aggregate number of warrants;

  . any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  . the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  . if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  . if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

  . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  . the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

  . the maximum or minimum number of warrants which may be exercised at any time; and

  . information with respect to book-entry procedures, if any.

   Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void.

   Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

                             Plan of Distribution

   We may sell any series of debt or equity securities:

  . through underwriters or dealers;

  . through agents;

  . directly to one or more purchasers; or

  . directly to stockholders.

   We may effect the distribution of the debt or equity securities from time to time in one or more transactions either:

  . at a fixed price or prices which may be changed;

  . at market prices prevailing at the time of sale;

  . at prices relating to such prevailing market prices; or

  . at negotiated prices.

   For each offering of debt or equity securities, the prospectus supplement will describe the plan of distribution.

   If we use underwriters in the sale, they will buy the debt or equity securities for their own account. The underwriters may then resell the debt or equity securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or after the sale. The obligations of the underwriters to purchase the debt or equity securities will be subject to various conditions. The underwriters will be obligated to purchase all the debt or equity securities offered if they purchase any debt or equity securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

   If we use dealers in the sale, we will sell debt or equity securities to such dealers as principals. The dealers may then resell the debt or equity securities to the public at varying prices to be determined by these dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of debt securities in any state that does not permit such an offer.

   Underwriters, dealers and agents that participate in the debt or equity securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the debt securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

   We may authorize underwriters, dealers or agents to solicit offers from institutions whereby the institution contractually agrees to purchase the debt or equity securities from us on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

   Underwriters, dealers and agents may be our customers or may engage in transactions with us or perform services for us in the ordinary course of business.

                   Validity of the Debt and Equity Securities

   Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California, will issue an opinion about the legality of the debt and equity securities for us. Underwriters, dealers or agents, who we will identify in a prospectus supplement, may have their counsel opine about specified legal matters relating to the debt and equity securities.

                                    Experts

   The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from Northrop Grumman's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                           Forward-Looking Statements

   We make statements in this prospectus and the documents incorporated by reference that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. These forward-looking statements also represent our estimates and assumptions only as of the date they were made.

   These risks, uncertainties and factors include:

  . our successful performance of internal plans;

  . government customers' budgetary restraints;

  . customer changes in short-range and long-range plans;

  . domestic and international competition in both the defense and commercial areas;

  . product performance;

  . continued development and acceptance of new products;

  . performance issues with key suppliers and subcontractors;

  . government import and export policies;

  . termination of government contracts, which may include termination for the convenience of the government;

  . the outcome of political and legal processes;

  . legal, financial and governmental risks related to international transactions and global needs for military and commercial aircraft and electronic systems and support; and

  . other economic, political and technological risks and uncertainties.

   Given these uncertainties, you should not place undue reliance on these forward-looking statements. The future results may differ materially from those expressed in the forward-looking statements. For these statements, we intend to claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Please see the documents incorporated by reference for more information on these factors.

                      Where You Can Find More Information

   We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and other filings with the SEC. We incorporate by reference the documents listed below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt and equity securities:

  . our Annual Report on Form 10-K for the year end December 31, 1998;

  . our Quarterly Report on Form 10-Q for the quarterly period ended March
    31, 1999; and

  . the description of the common stock set forth in the Registration
    Statement on Form 8-B dated June 20, 1985.

You may read or copy these documents through our web site at http://www.northgrum.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

                          Northrop Grumman Corporation
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262

   You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of those documents.

   You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt and equity securities. The registration statement may contain additional information that may be important to you.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   You should rely only on the information incorporated by reference or provided in the prospectus or a prospectus supplement. Northrop Grumman has not authorized anyone else to provide you with different information. Neither Northrop Grumman, nor any other person on behalf of Northrop Grumman, is making an offer to sell or soliciting an offer to buy any of the securities described in this prospectus or in a prospectus supplement in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the documents. There may have been changes in the affairs of Northrop Grumman since the date of the prospectus or a prospectus supplement.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2

Northrop Grumman Corporation...............................................   2

Use of Proceeds............................................................   3

Ratio of Earnings to Fixed Charges.........................................   3

Description of Debt Securities.............................................   3

Description of Preferred Stock.............................................   9

Description of Common Stock................................................  12

Description of Warrants....................................................  14

Plan of Distribution.......................................................  15

Validity of the Debt and Equity Securities.................................  16

Experts....................................................................  16

Forward-Looking Statements.................................................  16

Where You Can Find More Information........................................  17



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         Northrop Grumman Corporation

                                Debt Securities
                                Preferred Stock
                                 Common Stock
                     Warrants to Purchase Debt Securities
                    Warrants to Purchase Equity Securities

                                ---------------

                                  PROSPECTUS

                                ---------------

                                       , 1999


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

   Securities and Exchange Commission registration fee.............  $ 417,000
   Trustee fees and expenses.......................................     20,000
   Legal fees and expenses.........................................    175,000
   Accounting fees and expenses....................................    100,000
   Printing and engraving fees and expenses........................    100,000
   Rating agency fees..............................................    150,000
   Blue Sky fees and expenses (including legal fees)...............     20,000
   Miscellaneous ..................................................     18,000
                                                                    ----------
     Total......................................................... $1,000,000
                                                                    ==========

Item 15. Indemnification of Directors and Officers.

   The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

   The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

   The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Registrant has also purchased director and officer liability insurance.

Item 16. Exhibits

    *1-1 Form of Underwriting Agreement relating to common equity securities.

    *1-2 Form of Underwriting Agreement relating to preferred equity securities.

    *1-3 Form of Underwriting Agreement relating to debt securities.

     4-1 Certificate of Incorporation, as amended (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994).

     4-2 Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K filed March 23, 1999).

     4-3 Rights Plan (incorporated by reference to Form 8-A filed November 13,
          1998).

     4-4 Senior Indenture (incorporated by reference to Amendment No. 1 to Form
          S-3 Registration Statement filed September 20, 1994).

     4-5 Form of Subordinated Indenture (incorporated by reference to Form S-3
          Registration Statement filed August 18, 1994).

     4-6 Form of Warrant Agreement for Debt Securities (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994).

     4-7 Form of Warrant Agreement for Equity Securities (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994).

    *4-8 Form of Certificate for Common Stock.

     4-9 Form of Certificate of Designations of Preferred Stock (incorporated by reference to Form S-3 Registration Statement filed August 18,
          1994).

     5-1 Opinion of Sheppard, Mullin, Richter & Hampton LLP.

     5-2 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

    12-1 Computation of Ratio of Earnings to Fixed Charges.

    23-1 Consent of Deloitte & Touche LLP, independent auditors.

    23-2 Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
          Exhibit 5-1).

    23-3 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in
          Exhibit 5-2).

   *24-1 Powers of Attorney.

   *25-1 Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939.

--------

* Previously filed.

Item 17. Undertakings

   The undersigned registrant hereby undertakes:

   (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in the paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (d) that, if the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective statement, financial statements required pursuant to this paragraph
(a) (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a) (3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

   (e) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

   (g) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (a) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (h) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (i) to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 6th day of July, 1999.

                                          NORTHROP GRUMMAN CORPORATION

                                                   /s/ John H. Mullan
                                          By: _________________________________
                                                      John H. Mullan
                                               Corporate Vice President and
                                                         Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

               Signature                              Title                     Date
               ---------                              -----                     ----

           /s/ Kent Kresa               Chairman of the Board, President    July 6, 1999
 ______________________________________  and Chief Executive Officer and
               Kent Kresa*               Director (Principal Executive
                                         Officer)

     /s/ Richard B. Waugh, Jr.          Corporate Vice President and        July 6, 1999
 ______________________________________  Chief Financial Officer
          Richard B. Waugh, Jr.          (Principal Financial Officer)

        /s/ Nelson F. Gibbs             Corporate Vice President and        July 6, 1999
 ______________________________________  Controller (Principal Accounting
             Nelson F. Gibbs             Officer)

        /s/ Jack R. Borsting            Director                            July 6, 1999
 ______________________________________
            Jack R. Borsting*

       /s/ John T. Chain, Jr.           Director                            July 6, 1999
 ______________________________________
           John T. Chain, Jr.*

          /s/ Jack Edwards              Director                            July 6, 1999
 ______________________________________
              Jack Edwards*

         /s/ Phillip Frost              Director                            July 6, 1999
 ______________________________________
             Phillip Frost*

               Signature                  Title        Date
               ---------                  -----        ----

         /s/ Robert A. Lutz             Director   July 6, 1999
 ______________________________________
             Robert A. Lutz*

        /s/ Aulana L. Peters            Director   July 6, 1999
 ______________________________________
            Aulana L. Peters*

         /s/ John E. Robson             Director   July 6, 1999
 ______________________________________
             John E. Robson*

      /s/ Richard M. Rosenberg          Director   July 6, 1999
 ______________________________________
          Richard M. Rosenberg*

     /s/ John Brooks Slaughter          Director   July 6, 1999
 ______________________________________
         John Brooks Slaughter*

     /s/ Richard J. Stegemeier          Director   July 6, 1999
 ______________________________________
         Richard J. Stegemeier*


      /s/ John H. Mullan
*By: _______________________
         Attorney-in-Fact
--------
* By authority of powers of attorney filed with this registration statement.

                                 EXHIBIT INDEX

 Exhibit
 Number                            Description                             Page
 -------                           -----------                             ----
  *1-1   Form of Underwriting Agreement relating to common equity
          securities.

  *1-2   Form of Underwriting Agreement relating to preferred equity securities.

  *1-3   Form of Underwriting Agreement relating to debt securities.

   4-1   Certificate of Incorporation, as amended (incorporated by
          reference to Form S-3 Registration Statement filed August 18,
          1994).

   4-2   Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K filed March 23, 1999).

   4-3   Rights Plan (incorporated by reference to Form 8-A filed
          November 13, 1998).

   4-4   Senior Indenture (incorporated by reference to Amendment NO. 1 to Form S-3 Registration Statement filed September 20, 1994).

   4-5   Form of Subordinated Indenture (incorporated by reference to
          Form S-3 Registration Statement filed August 18, 1994).

   4-6   Form of Warrant Agreement for Debt Securities (incorporated by reference to Form S-3 Registration Statement filed August 18,
          1994).

   4-7   Form of Warrant Agreement for Equity Securities (incorporated by reference to Form S-3 Registration Statement filed August
          18, 1994).

  *4-8   Form of Certificate for Common Stock.

   4-9   Form of Certificate of Designations of Preferred Stock
          (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994).

   5-1   Opinion of Sheppard, Mullin, Richter & Hampton LLP.

   5-2   Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

  12-1   Computation of Ratio of Earnings to Fixed Charges.

  23-1   Consent of Deloitte & Touche LLP, independent auditors.

  23-2   Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
          Exhibit 5-1).

  23-3   Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
          (included in Exhibit 5-2).

 *24-1   Powers of Attorney.

 *25-1   Form T-1 Statement of Eligibility and Qualification of Trustee
          under the Trust Indenture Act of 1939.

--------

* Previously filed.